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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        --------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) - August 7, 1998

                          MEDICAL MANAGER CORPORATION
                          ---------------------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                  0-29090                  59-3396629
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(State or Other Jurisdiction     (Commission            (IRS Employer of
    of Incorporation)            File Number)          Identification No.)


3001 North Rocky Point Drive East, Suite 400, Tampa, Florida     33607
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(Address of Principal Executive Offices)                      (Zip Code)


(Registrant's Telephone Number, Including Area Code)    (813) 287-2990
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                                 Not Applicable
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         (Former Name or Former Address; if Changed Since Last Report)










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Item 5.        Other Events.


Subsequent to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, the Company received notice of three additional lawsuits alleging Year 2000 issues against the Company. The Company believes that each of these lawsuits makes claims substantially similar to the Courtney litigation, which was disclosed in the referenced Quarterly Report on Form
10-Q, in that the plaintiffs allege Year 2000 issues regarding The Medical Manager(R) software versions prior to Version 9.0, seek compensatory damages and equitable and injunctive relief, and purport to sue on behalf of themselves and others similarly situated. Specifically, (i) on August 7, 1998, the Company was notified in writing that a lawsuit, captioned Womens Institute For
Fertility Endocrinology And Menopause and Pediatric Associates Of The Main
Line, LTD v. Medical Manager Corporation, had been filed in the Court of Common Pleas, Philadelphia County, Pennsylvania, (ii) on August 10, 1998, the Company was served with a lawsuit captioned Peter Glusker and Richard Eisen v. Medical Manager Sales & Marketing, Inc. and Medical Manager Corporation, brought in the Superior Court of the State of California, Santa Clara County, and (iii) on August 10, 1998, the Company was served with a lawsuit captioned Rockland Pulmonary And Medical Associates, P.C. and Rockland Cardiology, P.A. v. Medical Manager Corporation, Medical Manager Research & Development, Inc. and Medical Manager Sales & Marketing, Inc., brought in the Supreme Court of the State of New York, Rockland County. As with the Courtney litigation, the Company believes that these three additional lawsuits are without merit and intends to vigorously defend against the lawsuits.



















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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          MEDICAL MANAGER CORPORATION


August 11, 1998           By: /s/ Lee A. Robbins
                              ---------------------------
                              Lee A. Robbins
                              Vice President and
                              Chief Financial Officer